Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advantest Corporation Incentive Stock Option Plan 2005 of our report dated May 17, 2005 (except for Note 24, as to which the date is July 21, 2005), with respect to the consolidated financial statements of Advantest Corporation included in its Annual Report (Form 20-F/A) for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG SHINNIHON

Tokyo, Japan
March 7, 2006